As filed with the Securities and Exchange Commission on February 1, 2007

Registration No. 333-135485

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEOPETRO RESOURCES COMPANY

(Exact Name of Registrant as specified in its Charter)

California	1311	94-3214487
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

One Maritime Plaza, Suite 700
San Francisco, CA  94111
(415) 398-8186
(415) 398-9227-Fax

(Address Including Zip Code and Telephone Number Including Area Code
of Registrant’s Principal Executive Offices)

Stuart J. Doshi
President
GeoPetro Resources Company
One Maritime Plaza, Suite 700
San Francisco, CA 94111
(415) 398-8186

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Adam P.Siegman	Dana T. Ackerly II
Greene Radovsky Maloney Share & Hennigh LLP	Covington & Burling
Four Embarcadero Center, Suite 4000	1201 Pennsylvania Avenue, NW
San Francisco, CA 94111	Washington, DC 20004-2401
Tel: (415) 981-1400	Tel: (202) 662-5296
Fax: (415) 777-4961	Fax: (202) 662-6291

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registrant Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in  accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective amendment is being filed solely for the purpose of amending “Part II—Information Not Required In Prospectus.’’

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.*

Item 14.*

Item 15.*

*       Filed in Amendment No. 4 to this Registration Statement on Form S-1 of GeoPetro Resources Company, Registration No. 333-135485, filed on January 31, 2007 and is incorporated herein.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
3.1**	Amended and Restated Articles of Incorporation of GeoPetro Resources Company
3.2**	Amended and Restated Bylaws of the GeoPetro Resources Company
4.1**	Form of Warrant issued by GeoPetro Resources Company to various investors on various dates.
4.2**	Specimen Common Stock Certificate
5.1†	Opinion of Greene Radovsky Maloney Share & Hennigh LLP
10.1**	Joint Venture Agreement Bengara II, Dated January 1, 2000
10.2**	Production Sharing Contract Bengara II, Dated December 4, 1997
10.3**	Joint Venture Agreement—Whicher Range, Dated October 28, 1996
10.4**	Exploration Permit #408, Dated July 2, 1997
10.5**	Madisonville Field Development Agreement Dated August 1, 2005
10.6**	Alaska Cook Inlet Option dated April 20, 2005
10.7**	The 2001 Stock Incentive Plan
10.8**	The 2004 Stock Option and Appreciation Rights Plan
10.9**	Stuart Doshi Employment Agreement, Dated July 28, 1997 (effective July 1, 1997) and amendments dated January 11, 2001, July 1, 2003, April 20, 2004, May 9, 2005, July 28, 2005 and January 30, 2006
10.10**	David Creel Employment Agreement, Dated April 28, 1998 and amendments dated June 15, 2000, May 12, 2003 and January 1, 2005
10.11**	J. Chris Steinhauser Employment Agreement, Dated June 19, 2000 and amendments dated December 12, 2002 and January 1, 2005
10.12**	Office Lease Agreement, Dated effective March 1, 2004
10.13**	Promissory Note to Pinehill Capital Inc., Dated January 31, 2006
10.14**	Form of Subscription Agreement for GeoPetro Resources Company stock executed by various investors on various dates.
10.15**	Promissory Note between GeoPetro Resources Company and G. Carter Sednaoui, Dated June 7, 2006
10.16**	Flow-Through Share Agreement between GeoPetro Resources Company and GeoPetro Canada Ltd., Dated March 30, 2006
10.17**	Form of Flow-Through Share Agreement between GeoPetro Resources Company and various investors, Dated March 30, 2006
10.18**	Promissory Notes between GeoPetro Resources Company and Stuart J. Doshi, various dates
10.19**	Shares Sale & Purchase Agreement Dated September 29, 2006
21.1**	List of Subsidiaries of GeoPetro
23.1**	Consent of Hein & Associates LLP
23.2†	Consent of Greene Radovsky Maloney Share & Hennigh LLP (included in Exhibit 5.1)
23.3**	Consent of Sproule Associates Inc.
24.1**	Powers of Attorney (included on signature page)

**             Previously filed

†       Previously filed, but amended version filed herewith

Item 17.*

*       Filed in Amendment No. 4 to this Registration Statement on Form S-1 of GeoPetro Resources Company, Registration No. 333-135485, filed on January 31, 2007 and is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on February 1, 2007.

GEOPETRO RESOURCES COMPANY
By:	/s/ STUART J. DOSHI
Stuart J. Doshi
Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons on behalf of the GeoPetro and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STUART J. DOSHI	Chairman of the Board, President	February 1, 2007
Stuart J. Doshi	and Chief Executive Officer
*	Vice President of Exploration and	February 1, 2007
David V. Creel	Director
*	Vice President of Finance and	February 1, 2007
J. Chris Steinhauser	Chief Financial Officer, Principal Accounting Officer and Director
*	Director	February 1, 2007
Kevin M. Delehanty
*	Director	February 1, 2007
Thomas D. Cunningham
*	Director	February 1, 2007
David G. Anderson
*	Director	February 1, 2007
Nick DeMare

* By:	/s/ STUART J. DOSHI
Stuart J. Doshi
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
3.1**	Amended and Restated Articles of Incorporation of GeoPetro Resources Company
3.2**	Amended and Restated Bylaws of the GeoPetro Resources Company
4.1**	Form of Warrant issued by GeoPetro Resources Company to various investors on various dates.
4.2**	Specimen Common Stock Certificate
5.1†	Opinion of Greene Radovsky Maloney Share & Hennigh LLP
10.1**	Joint Venture Agreement Bengara II, Dated January 1, 2000
10.2**	Production Sharing Contract Bengara II, Dated December 4, 1997
10.3**	Joint Venture Agreement—Whicher Range, Dated October 28, 1996
10.4**	Exploration Permit #408, Dated July 2, 1997
10.5**	Madisonville Field Development Agreement Dated August 1, 2005
10.6**	Alaska Cook Inlet Option dated April 20, 2005
10.7**	The 2001 Stock Incentive Plan
10.8**	The 2004 Stock Option and Appreciation Rights Plan
10.9**	Stuart Doshi Employment Agreement, Dated July 28, 1997 (effective July 1, 1997) and amendments dated January 11, 2001, July 1, 2003, April 20, 2004, May 9, 2005, July 28, 2005 and January 30, 2006
10.10**	David Creel Employment Agreement, Dated April 28, 1998 and amendments dated June 15, 2000, May 12, 2003 and January 1, 2005
10.11**	J. Chris Steinhauser Employment Agreement, Dated June 19, 2000 and amendments dated December 12, 2002 and January 1, 2005
10.12**	Office Lease Agreement, Dated effective March 1, 2004
10.13**	Promissory Note to Pinehill Capital Inc., Dated January 31, 2006
10.14**	Form of Subscription Agreement for GeoPetro Resources Company stock executed by various investors on various dates.
10.15**	Promissory Note between GeoPetro Resources Company and G. Carter Sednaoui, Dated June 7, 2006
10.16**	Flow-Through Share Agreement between GeoPetro Resources Company and GeoPetro Canada Ltd., Dated March 30, 2006
10.17**	Form of Flow-Through Share Agreement between GeoPetro Resources Company and various investors, Dated March 30, 2006
10.18**	Promissory Notes between GeoPetro Resources Company and Stuart J. Doshi, various dates
10.19**	Shares & Purchase Agreement Dated September 29, 2006
21.1**	List of Subsidiaries of GeoPetro
23.1**	Consent of Hein & Associates LLP
23.2†	Consent of Greene Radovsky Maloney Share & Hennigh LLP (included in Exhibit 5.1)
23.3**	Consent of Sproule Associates Inc.
24.1**	Powers of Attorney (included on signature page)

**    Previously filed

†       Previously filed, but amended version filed herewith